EXHIBIT 99.1

Information Relating to Item 14.     Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated other than the SEC registration fee and NASD fees) incurred and to be incurred by the Registrant in connection with the distribution of the aggregate offering amount of securities registered under the registration statement on Form S-3 (File No. 333-107746):

Amount to be paid
SEC registration fee	$80,900
NASD fees	30,500
Legal fees and expenses	400,000
Accounting fees and expenses	150,000
Printing fees	150,000
Trustee’s, Registrar and Transfer Agent’s and Depositary’s fees and expenses	15,000
Miscellaneous	23,600

Total	850,000